FIRST AMENDMENT TO
THE PARTICIPATION AGREEMENT
AMONG
PRINCIPAL LIFE INSURANCE COMPANY
PRINCOR FINANCIAL SERVICES CORPORATION
GOLDMAN SACHS VARIABLE INSURANCE TRUST
AND
GOLDMAN SACHS & CO.

This is the First Amendment to Goldman Sachs Participation Agreement dated the 30th day of July, 2004, by and among GOLDMAN SACHS VARIABLE INSURANCE TRUST, statutory trust formed under the laws of Delaware (the ''Trust"), GOLDMAN, SACHS & CO., a New York limited partnership (the "Distributor''), and PRINCIPAL LIFE INSURANCE COMPANY an Iowa life insurance company, on its own behalf and on behalf of each of its separate accounts identified herein. and PRINCOR FINANCIAL SERVICES CORPORATION, a registered broker-dealer (Principal and Princor are, collectively, the "Company'') (the "Agreement"). 1Jris amendment is to be effective on June 20, 2008 (the "Amendment").

WHEREAS, the Trust, the Distributor, and the Company desire to amend Schedule 3 of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the·mutual covenants and agreement hereinafter contained. the parties hereby agree to amend·Schedule 3, pursuant to the terms of the Agreement as follows:

I.

l.    Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

2.    Schedule. 3 of the Participation Agreement is hereby deleted in its entirety and replaced with the following:

[this section of the amendment intentionally left blank]

Schedule 3

Trust Classes and Series
Available Under
Each Class of Contracts

Effective as of June 20, 2008, the following Trust Classes and Series are available under the Contracts:

Contracts Marketing Name	Trust Classes and Series

Executive Variable Universal Life
Executive Variable Universal Life II
Benefit Variable Universal Life
Benefit Variable Universal Life II
Investment Protector Plus Variable Annuity

VUL Income
VUL Income II
VUL Accumulator II
All available Goldman Sachs Variable Insurance Trust Funds (Service and Institutional Shares)

IN WITNESS WHEREOF, the Trust, the Distributor, and the Company hereby amend this Agreement thereto. This Amendment shall take effect on June 20, 2008.

GOLDMAN, SACHS VARIABLE INSURANCE TRUST (Trust)

By: /s/ (illegible)
Name: illegible
Title:

GOLDMAN, SACHS & CO. (Distributor)

By: /s/ (illegible)
Name: illegible
Title:

PRINCIPAL LIFE INSURANCE COMPANY

By: /s/ Sara Wiener
Name: Sara Wiener
Title: Director -Product Mgmt

PRINCOR FINANCIAL SERVICES CORPORATION

By: /s/ Mike Beer
Name: Mike Beer
Title: President